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                                                                     EXHIBIT 4.3


                     FIRST AMENDMENT TO AMENDED AND RESTATED
                              DECLARATION OF TRUST

        THIS FIRST AMENDMENT TO AMENDED AND RESTATED DECLARATION OF TRUST, dated as of August 1, 1998 (the "First Amendment"), is among EL PASO ENERGY CORPORATION, a Delaware corporation ("El Paso Energy" and hereinafter the "Sponsor"), THE CHASE MANHATTAN BANK, as property trustee (the "Property Trustee"), Chase Manhattan Bank Delaware, as Delaware trustee (the "Delaware Trustee"), and the administrative trustees named on the signature page hereto (the "Administrative Trustees"), and amends to the extent specified below the Declaration (as defined herein),

                             W I T N E S S E T H :

        WHEREAS, El Paso Natural Gas Company ("EPNG"), the Property Trustee, the Delaware Trustee and the Administrative Trustees are parties to that certain Amended and Restated Declaration of Trust of El Paso Energy Capital Trust I dated as of March 16, 1998 (the "Declaration"); and

        WHEREAS, EPNG recently caused El Paso Energy to be formed as a wholly owned subsidiary of EPNG and then caused El Paso Energy to form El Paso Energy Merger Company as a Delaware corporation and wholly owned subsidiary of El Paso Energy ("Merger Sub"); and

        WHEREAS, in accordance with that certain Reorganization Agreement, dated as of July 16, 1998, among EPNG, El Paso Energy and Merger Sub, and pursuant to that certain Agreement and Plan of Merger, dated as of July 16, 1998, among EPNG, El Paso Energy and Merger Sub, effective as of 12:01 a.m., Eastern Standard Daylight Time, on August 1, 1998 EPNG merged (the "Merger") with Merger Sub, with EPNG continuing as the surviving corporation of the Merger and each outstanding share (or fraction thereof) of the common stock, par value $3.00 per share, of EPNG being converted into a share (or equal fraction thereof) of common stock, par value $3.00 per share, of El Paso Energy; and

        WHEREAS, as a result of the Merger, El Paso Energy has become the holding company of EPNG, and such holding company reorganization was effected in accordance with Section 251(g) of the Delaware General Corporation Law; and

        WHEREAS, Section 15.9 of the Declaration requires El Paso Energy to expressly assume the obligations of EPNG under the Declaration in an instrument of assumption in form satisfactory to the Property Trustee; and



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        WHEREAS, pursuant to and in compliance with Section 15.9 of the
Declaration, El Paso Energy is entering into this First Amendment to succeed to and to be substituted for EPNG under the Declaration as "Sponsor," with the same effect as if it had been named as Sponsor therein; and

        WHEREAS, Section 13.1(h) of the Declaration provides that, without the consent of the Holders, the Declaration may be amended by written instrument, in form satisfactory to the Property Trustee, for the purpose of, among other things, modifying, eliminating and adding to any provision of the Declaration to such extent as may be necessary, provided that such amendment does not have a material adverse effect on the rights, preferences or privileges of the Holders; and

        WHEREAS, the entry into this First Amendment to the Declaration by the parties hereto is in all respects authorized by the provisions of the Declaration; and

        WHEREAS, all things necessary to make this First Amendment a valid agreement according to its terms have been done;

        NOW, THEREFORE, for and in consideration of the premises, El Paso Energy, the Property Trustee and the Administrative Trustees mutually covenant and agree for the equal and proportionate benefit of the respective Holders from time to time of the Trust Securities as follows:

                                    ARTICLE 1

        SECTION 1.01. Assumption of Obligations by El Paso Energy. Pursuant to
Section 15.9 of the Declaration, El Paso Energy does hereby: (i) expressly assume the due and punctual performance and observance of all of the covenants and conditions of the Declaration to be performed by EPNG; (ii) agree to succeed to and be substituted for EPNG under the Declaration with the same effect as if it had been named originally therein as the Sponsor; and (iii) represent that it is not in default in the performance of any such covenant and condition.

                                    ARTICLE 2

                                  MISCELLANEOUS

        SECTION 2.01. Further Assurances. El Paso Energy will, upon request by the Property Trustee, execute and deliver such further instruments and do such further acts as may reasonably be necessary or proper to carry out more effectively the purposes of this First Amendment.

        SECTION 2.02. Other Terms of Declaration. Except insofar as herein otherwise expressly provided, all the provisions, terms and conditions of the Declaration are in all respects ratified and confirmed and shall remain in full force and effect.

        SECTION 2.03. Terms Defined. All terms defined elsewhere in the Declaration shall have the same meanings when used herein.



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        SECTION 2.04.  GOVERNING LAW.  THIS FIRST AMENDMENT TO THE DECLARATION
SHALL BE GOVERNED BY SUCH LAWS AS ARE PROVIDED IN SECTION 15.2 OF THE
DECLARATION.


        SECTION 2.05. Multiple Counterparts. This First Amendment may be executed in any number of counterparts, each of which shall be deemed to be an original for all purposes, but such counterparts shall together be deemed to constitute but one and the same instrument.

        SECTION 2.06. Responsibility of Property Trustee. The recitals contained herein shall be taken as the statements of El Paso Energy, and the Property Trustee assumes no responsibility for the correctness of the same. The Property Trustee makes no representations as to the validity or sufficiency of this First Amendment.

        SECTION 2.07. Agency Appointments. El Paso Energy hereby confirms and agrees to all agency appointments made by EPNG under or with respect to the Declaration or the Trust Securities and hereby expressly assumes the due and punctual performance and observance of all the covenants and conditions to have been performed or observed by EPNG contained in any agency agreement entered into by EPNG under or with respect to the Declaration or the Trust Securities.




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        IN WITNESS WHEREOF, this First Amendment has been duly executed by El
Paso Energy, the Property Trustee, the Delaware Trustee and the Administrative Trustees as of the day and year first written above.

                                EL PASO ENERGY CORPORATION,
                                as sponsor of EL PASO ENERGY CAPITAL TRUST I

                                     By:   /s/ H. BRENT AUSTIN
                                        ---------------------------------------
                                        Title: Executive Vice President and CFO



                                THE CHASE MANHATTAN
                                BANK, as Property Trustee


                                     By:   /s/ R. LORENZEN
                                        ---------------------------------------
                                        Title: Senior Trust Officer



                                CHASE MANHATTAN BANK
                                DELAWARE, as Delaware Trustee


                                     By:   /s/ JOHN CASHIN
                                        ---------------------------------------
                                        Title: Vice President



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                                   /s/  H. BRENT AUSTIN
                                   --------------------------------------------
                                   H. Brent Austin, as Administrative Trustee

                                   /s/  JEFFREY I. BEASON
                                   --------------------------------------------
                                   Jeffrey I. Beason, as Administrative Trustee

                                   /s/  C. DANA RICE
                                   --------------------------------------------
                                   C. Dana Rice, as Administrative Trustee





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